NEWS RELEASE
Media Contact:
Drew Prairie
AMD Communications
512-602-4425
drew.prairie@amd.com

Investor Contact:
Mitch Haws
AMD Investor Relations
408-749-3124
mitch.haws@amd.com

AMD Reports Fourth Quarter and Full Year 2023 Financial Results

SANTA CLARA, Calif. ― Jan. 30, 2024 ― AMD (NASDAQ:AMD) today announced revenue for the fourth quarter of 2023 of $6.2 billion, gross margin of 47%, operating income of $342 million, net income of $667 million and diluted earnings per share of $0.41. On a non-GAAP(*) basis, gross margin was 51%, operating income was $1.4 billion, net income was $1.2 billion and diluted earnings per share was $0.77.
For the full year 2023, the company reported revenue of $22.7 billion, gross margin of 46%, operating income of $401 million, net income of $854 million and diluted earnings per share of $0.53. On a non-GAAP(*) basis, gross margin was 50%, operating income was $4.9 billion, net income was $4.3 billion and diluted earnings per share was $2.65.
“We finished 2023 strong, with sequential and year-over-year revenue and earnings growth driven by record quarterly AMD Instinct GPU and EPYC CPU sales and higher AMD Ryzen processor sales,” said AMD Chair and CEO Dr. Lisa Su. “Demand for our high-performance data center product portfolio continues to accelerate, positioning us well to deliver strong annual growth in what is an incredibly exciting time as AI re-shapes virtually every part of the computing market.”
“AMD executed well in 2023 despite a mixed demand environment,” said AMD EVP, CFO and Treasurer Jean Hu. “We drove year-over-year revenue growth in our Data Center and Embedded segments and successfully launched our AMD Instinct MI300 GPUs positioning us for a strong product ramp in 2024.”

GAAP Quarterly Financial Results

	Q4 2023	Q4 2022	Y/Y	Q3 2023	Q/Q
Revenue ($M)	$6,168	$5,599	Up 10%	$5,800	Up 6%
Gross profit ($M)	$2,911	$2,403	Up 21%	$2,747	Up 6%
Gross margin	47%	43%	Up 4 ppts	47%	Flat
Operating expenses ($M)	$2,575	$2,557	Flat	$2,533	Up 2%
Operating income (loss) ($M)	$342	$(149)	Up 330%	$224	Up 53%
Operating margin	6%	(3%)	Up 9 ppts	4%	Up 2 ppts
Net income ($M)	$667	$21	Up 3,076%	$299	Up 123%
Diluted earnings per share	$0.41	$0.01	Up 4,000%	$0.18	Up 128%

Non-GAAP(*) Quarterly Financial Results

	Q4 2023	Q4 2022	Y/Y	Q3 2023	Q/Q
Revenue ($M)	$6,168	$5,599	Up 10%	$5,800	Up 6%
Gross profit ($M)	$3,133	$2,859	Up 10%	$2,963	Up 6%
Gross margin	51%	51%	Flat	51%	Flat
Operating expenses ($M)	$1,727	$1,602	Up 8%	$1,697	Up 2%
Operating income ($M)	$1,412	$1,262	Up 12%	$1,276	Up 11%
Operating margin	23%	23%	Flat	22%	Up 1 ppt
Net income ($M)	$1,249	$1,113	Up 12%	$1,135	Up 10%
Diluted earnings per share	$0.77	$0.69	Up 12%	$0.70	Up 10%

Annual Financial Results

	GAAP			Non-GAAP(*)
	2023	2022	Y/Y	2023	2022	Y/Y
Revenue ($M)	$22,680	$23,601	Down 4%	$22,680	$23,601	Down 4%
Gross profit ($M)	$10,460	$10,603	Down 1%	$11,436	$12,273	Down 7%
Gross margin %	46%	45%	Up 1 ppt	50%	52%	Down 2 ppts
Operating expenses ($M)	$10,093	$9,441	Up 7%	$6,616	$6,030	Up 10%
Operating income ($M)	$401	$1,264	Down 68%	$4,854	$6,345	Down 23%
Operating margin %	2%	5%	Down 3 ppts	21%	27%	Down 6 ppts
Net income ($M)	$854	$1,320	Down 35%	$4,302	$5,504	Down 22%
Diluted earnings per share	$0.53	$0.84	Down 37%	$2.65	$3.50	Down 24%

Segment Summary
•Data Center segment revenue in the quarter was $2.3 billion, up 38% year-over-year and 43% sequentially driven by strong growth in AMD Instinct™ GPUs and 4th Gen AMD EPYC™ CPUs.
◦For 2023, Data Center segment revenue was $6.5 billion, an increase of 7% compared to the prior year, driven by strong growth in AMD Instinct GPUs and 4th Gen AMD EPYC CPUs.
•Client segment revenue was $1.5 billion, up 62% year-over-year driven primarily by an increase in AMD Ryzen™ 7000 Series CPU sales.
◦For 2023, Client segment revenue was $4.7 billion, down 25% compared to the prior year, due to a decline in the PC market.

•Gaming segment revenue was $1.4 billion, down 17% year-over-year and 9% sequentially, due to a decrease in semi-custom revenue, partially offset by an increase in AMD Radeon™ GPU sales.
◦For 2023, Gaming segment revenue was $6.2 billion, down 9% compared to the prior year primarily due to lower semi-custom sales.
•Embedded segment revenue was $1.1 billion, down 24% year-over-year and 15% sequentially primarily due to customers reducing their inventory levels.
◦For 2023, Embedded segment revenue was $5.3 billion, up 17% compared to the prior year, primarily due to the inclusion of a full year of revenue related to the acquisition of Xilinx completed in February 2022.

Recent PR Highlights
•AMD showcased growing momentum for advanced AMD technology-powered AI solutions from the data center to PCs:
◦AMD announced the general availability of AMD Instinct MI300X accelerators – with industry leading memory bandwidth performance for generative AI – as well as the AMD Instinct MI300A APU that combines AMD CDNA™ 3 and “Zen 4” chiplets to deliver breakthrough performance for HPC and AI workloads.
◦At the “Advancing AI” event, Microsoft, Meta, Oracle, Dell Technologies, HPE, Lenovo, Supermicro, Arista, Broadcom and Cisco showcased how they are leveraging AMD Instinct MI300X accelerators to power cloud and enterprise AI infrastructure.
◦AMD made significant progress expanding its AI software ecosystem, including unveiling the latest version of its open-source ROCm™ 6, software stack optimized for generative AI. AI ecosystem leaders including Databricks, Essential AI, Lamini and OpenAI are leveraging AMD Instinct accelerators to deliver differentiated AI solutions. AMD also extended support for ROCm software to include the AMD Radeon RX 7900 XT GPU, providing even more options for AI developers and researchers to use AMD hardware for their AI work.
◦AMD announced AMD Ryzen 8040 Series mobile processors with an integrated neural processing unit (NPU) on select models for AI. In 2022, AMD was the first company to introduce an x86 processor with an on-chip NPU to accelerate AI workloads with the AMD Ryzen 7040 series mobile processors. The updated NPU in the AMD Ryzen 8040 series delivers up to 1.6x more AI processing performance compared to AMD Ryzen 7040 Series mobile processors. Acer, ASUS, Lenovo, Razer and other PC OEMs introduced new laptops featuring AMD Ryzen 8040 Series processors, with the first systems on-track to go on sale this quarter.

◦At CES 2024, AMD announced the AMD Ryzen 8000G Series desktop processors that are the first desktop PC processors in the industry to include a dedicated AI NPU to power AI capabilities on the PC.
◦At Microsoft Ignite, AMD and Microsoft highlighted how AMD Instinct MI300X accelerators, AMD EPYC CPUs and AMD Ryzen CPUs with AI engines are enabling new services and compute capabilities across cloud and generative AI, confidential computing, cloud computing and AI-capable PCs.
•AMD showcased continued leadership in supercomputing:
◦Eni announced a new supercomputer, HPC6, powered by AMD EPYC CPUs and AMD Instinct GPUs. When completed, the HPC6 system will be one of the world’s most powerful supercomputers dedicated to industrial applications.
◦AMD EPYC processors and AMD Instinct accelerators now power 140 supercomputers on the latest Top500 list of the world’s fastest computers and eight of the top 10 most energy efficient supercomputers in the world based on the latest Green500 list. The Frontier supercomputer powered by AMD EPYC and AMD Instinct processors remains the fastest supercomputer in the world.
•AMD extended its 3rd Gen AMD EPYC processor lineup with six new CPUs that deliver excellent value, performance, energy efficiency and security features for mainstream applications.
•AMD introduced the AMD Radeon RX 7600 XT GPU, a high-performance graphics card designed to deliver immersive 1080P gaming experiences.
•AMD introduced the AMD Versal™ AI Edge XA Series and AMD Ryzen Embedded V2000A devices designed for automotive focus segments including infotainment, advanced driver safety and autonomous driving.
•AMD announced the AMD Ryzen Embedded 7000 Series processors, delivering leadership performance and advanced features for industrial and edge solutions. The launch was supported by a growing partner ecosystem, including integrated solutions from Advantech, ASRock and DFI.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For the first quarter of 2024, AMD expects revenue to be approximately $5.4 billion, plus or minus $300 million. Sequentially, AMD expects Data Center segment revenue to be flat, with a seasonal decline in server sales offset by a strong Data Center GPU ramp. Client, Embedded and Gaming segment sales are expected to decline sequentially, with semi-custom revenue expected to decline by a significant double-digit percentage. Non-GAAP gross margin is expected to be approximately 52%.

AMD Teleconference
AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its fourth quarter and full-year 2023 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (Unaudited)
	Three Months Ended			Year Ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
GAAP gross profit	$2,911	$2,747	$2,403	$10,460	$10,603
GAAP gross margin	47%	47%	43%	46%	45%
Stock-based compensation	6	6	9	30	29
Amortization of acquisition-related intangibles	215	210	443	942	1,448
Acquisition-related and other costs (1)	1	—	4	4	193
Non-GAAP gross profit	$3,133	$2,963	$2,859	$11,436	$12,273
Non-GAAP gross margin	51%	51%	51%	50%	52%

GAAP operating expenses	$2,575	$2,533	$2,557	$10,093	$9,441
GAAP operating expenses/revenue %	42%	44%	46%	45%	40%
Stock-based compensation	368	347	301	1,350	983
Amortization of acquisition-related intangibles	420	450	601	1,869	2,100
Acquisition-related and other costs (1)	60	39	53	258	328
Non-GAAP operating expenses	$1,727	$1,697	$1,602	$6,616	$6,030
Non-GAAP operating expenses/revenue %	28%	29%	29%	29%	26%

GAAP operating income (loss)	$342	$224	$(149)	$401	$1,264
GAAP operating margin	6%	4%	(3)%	2%	5%
Stock-based compensation	374	353	310	1,380	1,012
Amortization of acquisition-related intangibles	635	660	1,044	2,811	3,548
Acquisition-related and other costs (1)	61	39	57	262	521
Non-GAAP operating income	$1,412	$1,276	$1,262	$4,854	$6,345
Non-GAAP operating margin	23%	22%	23%	21%	27%

	Three Months Ended						Year Ended
	December 30, 2023		September 30, 2023		December 31, 2022		December 30, 2023		December 31, 2022
GAAP net income / earnings per share	$667	$0.41	$299	$0.18	$21	$0.01	$854	$0.53	$1,320	$0.84
(Gains) losses on equity investments, net	1	—	(4)	—	5	—	(1)	—	62	0.04
Stock-based compensation	374	0.23	353	0.22	310	0.19	1,380	0.85	1,012	0.64
Equity income in investee	(6)	—	(3)	—	(3)	—	(16)	(0.01)	(14)	(0.01)
Amortization of acquisition-related intangibles	635	0.39	660	0.41	1,044	0.65	2,811	1.73	3,548	2.26
Acquisition-related and other costs (1)	61	0.04	39	0.02	57	0.04	262	0.16	521	0.33
Income tax provision	(483)	(0.30)	(209)	(0.13)	(321)	(0.20)	(988)	(0.61)	(945)	(0.60)
Non-GAAP net income / earnings per share	$1,249	$0.77	$1,135	$0.70	$1,113	$0.69	$4,302	$2.65	$5,504	$3.50

(1)	Acquisition-related and other costs primarily comprised of transaction costs, purchase price adjustments for inventory, certain compensation charges, contract termination and workforce rebalancing charges.

About AMD
For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and X pages.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as AMD’s expectations regarding the demand for its high-performance data center product portfolio and AMD’s ability to deliver strong annual growth in 2024; expected future AI technology trends and developments; expected AMD Instinct™ MI 300 GPU demand and product ramp in 2024; the features, functionality, performance, availability, timing and expected benefits of AMD products; and AMD’s expected first quarter 2024 financial outlook, including revenue and non-GAAP gross margin and expected drivers based on current expectations, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; economic uncertainty; cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; loss of a significant customer; impact of the COVID-19 pandemic on AMD’s business, financial condition and results of operations; competitive markets in which AMD’s products are sold; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to introduce products on a timely basis with expected features and performance levels; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyber-attacks; potential difficulties in operating AMD’s newly upgraded enterprise resource planning system; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of government actions and regulations such as export regulations, tariffs and trade protection measures; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals-related provisions and other laws or regulations; impact of acquisitions, joint ventures and/or investments on AMD’s business and AMD’s ability to integrate acquired businesses;  impact of any impairment of the combined company’s assets; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit facility; AMD's indebtedness; AMD's ability to generate sufficient cash to meet its working capital requirements or generate sufficient revenue and operating cash flow to make all of its planned R&D or strategic investments; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain qualified personnel; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, AMD used a non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. AMD also provided adjusted EBITDA and free cash flow as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of January 30, 2024, and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

AMD, the AMD Arrow logo, EPYC, Radeon, Ryzen, Instinct, Versal, Alveo, Kria, FidelityFX, 3D V-Cache, Ultrascale+, Zynq, Threadripper and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended			Year Ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net revenue	$6,168	$5,800	$5,599	$22,680	$23,601
Cost of sales	3,042	2,843	2,753	11,278	11,550
Amortization of acquisition-related intangibles	215	210	443	942	1,448
Total cost of sales	3,257	3,053	3,196	12,220	12,998
Gross profit	2,911	2,747	2,403	10,460	10,603
Gross margin	47%	47%	43%	46%	45%
Research and development	1,511	1,507	1,366	5,872	5,005
Marketing, general and administrative	644	576	590	2,352	2,336
Amortization of acquisition-related intangibles	420	450	601	1,869	2,100
Licensing gain	(6)	(10)	(5)	(34)	(102)
Operating income (loss)	342	224	(149)	401	1,264
Interest expense	(27)	(26)	(19)	(106)	(88)
Other income (expense), net	49	59	32	197	8
Income (loss) before income taxes and equity income	364	257	(136)	492	1,184
Income tax benefit	(297)	(39)	(154)	(346)	(122)
Equity income in investee	6	3	3	16	14
Net income	$667	$299	$21	$854	$1,320
Earnings per share
Basic	$0.41	$0.18	$0.01	$0.53	$0.85
Diluted	$0.41	$0.18	$0.01	$0.53	$0.84
Shares used in per share calculation
Basic	1,616	1,616	1,613	1,614	1,561
Diluted	1,628	1,629	1,618	1,625	1,571

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	December 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,933	$4,835
Short-term investments	1,840	1,020
Accounts receivable, net	5,376	4,126
Inventories	4,351	3,771
Receivables from related parties	9	2
Prepaid expenses and other current assets	1,259	1,265
Total current assets	16,768	15,019
Property and equipment, net	1,589	1,513
Operating lease right-of-use assets	633	460
Goodwill	24,262	24,177
Acquisition-related intangibles, net	21,363	24,118
Investment: equity method	99	83
Deferred tax assets	366	58
Other non-current assets	2,805	2,152
Total Assets	$67,885	$67,580

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,055	$2,493
Payables to related parties	363	463
Accrued liabilities	3,082	3,077
Current portion of long-term debt, net	751	—
Other current liabilities	438	336
Total current liabilities	6,689	6,369
Long-term debt, net of current portion	1,717	2,467
Long-term operating lease liabilities	535	396
Deferred tax liabilities	1,202	1,934
Other long-term liabilities	1,850	1,664

Stockholders' equity:
Capital stock:
Common stock, par value	17	16
Additional paid-in capital	59,676	58,005
Treasury stock, at cost	(4,514)	(3,099)
Retained earnings (Accumulated deficit)	723	(131)
Accumulated other comprehensive loss	(10)	(41)
Total stockholders' equity	$55,892	$54,750
Total Liabilities and Stockholders' Equity	$67,885	$67,580

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended		Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$667	$21	$854	$1,320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	799	1,220	3,453	4,174
Stock-based compensation	374	315	1,384	1,081
Amortization of operating lease right-of-use assets	25	25	98	88
Amortization of inventory fair value adjustment	—	2	3	189
Loss on sale or disposal of property and equipment	1	1	11	16
Deferred income taxes	(219)	(177)	(1,019)	(1,505)
(Gains) losses on equity investments, net	—	5	(1)	62
Other	(24)	(5)	(67)	(14)
Changes in operating assets and liabilities
Accounts receivable, net	(321)	210	(1,250)	(1,091)
Inventories	94	(404)	(580)	(1,401)
Receivables from related parties	(8)	(12)	(7)	(13)
Prepaid expenses and other assets	(92)	(372)	(472)	(1,197)
Payables to related parties	37	66	(100)	379
Accounts payable	(181)	120	(419)	931
Accrued and other liabilities	(771)	(448)	(221)	546
Net cash provided by operating activities	381	567	1,667	3,565
Cash flows from investing activities:
Purchases of property and equipment	(139)	(124)	(546)	(450)
Purchases of short-term investments	(410)	(268)	(3,722)	(2,667)
Proceeds from maturity of short-term investments	770	1,446	2,687	4,310
Proceeds from sale of short-term investments	52	—	300	—
Cash received from acquisition of Xilinx	—	—	—	2,366
Acquisitions, net of cash acquired	(117)	14	(131)	(1,544)
Other	(6)	(1)	(11)	(16)
Net cash provided by (used in) investing activities	150	1,067	(1,423)	1,999
Cash flows from financing activities:
Proceeds from debt, net of issuance costs	—	—	—	991
Repayment of debt	—	—	—	(312)
Proceeds from sales of common stock through employee equity plans	120	88	268	167
Repurchases of common stock	(233)	(250)	(985)	(3,702)
Common stock repurchases for tax withholding on employee equity plans	(45)	(35)	(427)	(406)
Other	(1)	—	(2)	(2)
Net cash used in financing activities	(159)	(197)	(1,146)	(3,264)
Net increase (decrease) in cash and cash equivalents	372	1,437	(902)	2,300
Cash and cash equivalents at beginning of period	3,561	3,398	4,835	2,535
Cash and cash equivalents at end of period	$3,933	$4,835	$3,933	$4,835

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended			Year Ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Segment and Category Information(1)
Data Center
Net revenue	$2,282	$1,598	$1,655	$6,496	$6,043
Operating income	$666	$306	$444	$1,267	$1,848
Client
Net revenue	$1,461	$1,453	$903	$4,651	$6,201
Operating income (loss)	$55	$140	$(152)	$(46)	$1,190
Gaming
Net revenue	$1,368	$1,506	$1,644	$6,212	$6,805
Operating income	$224	$208	$266	$971	$953
Embedded
Net revenue	$1,057	$1,243	$1,397	$5,321	$4,552
Operating income	$461	$612	$699	$2,628	$2,252
All Other
Net revenue	$—	$—	$—	$—	$—
Operating loss	$(1,064)	$(1,042)	$(1,406)	$(4,419)	$(4,979)
Total
Net revenue	$6,168	$5,800	$5,599	$22,680	$23,601
Operating income (loss)	$342	$224	$(149)	$401	$1,264
(Blank)
Other Data
Capital expenditures	$139	$124	$124	$546	$450
Adjusted EBITDA (2)	$1,576	$1,439	$1,438	$5,496	$6,971
Cash, cash equivalents and short-term investments	$5,773	$5,785	$5,855	$5,773	$5,855
Free cash flow (3)	$242	$297	$443	$1,121	$3,115
Total assets	$67,885	$67,626	$67,580	$67,885	$67,580
Total debt	$2,468	$2,467	$2,467	$2,468	$2,467

(1)	The Data Center segment primarily includes server microprocessors (CPUs), graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), Smart Network Interface Cards (SmartNICs), Artificial Intelligence (AI) accelerators and Adaptive System-on-Chip (SoC) products for data centers.
The Client segment primarily includes CPUs, APUs, and chipsets for desktop, notebook and handheld personal computers.
The Gaming segment primarily includes discrete GPUs, and semi-custom SoC products and development services.
The Embedded segment primarily includes embedded CPUs, GPUs, APUs, FPGAs, System on Modules (SOMs), and Adaptive SoC products.
From time to time, the Company may also sell or license portions of its IP portfolio.
All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangible asset, employee stock-based compensation expense, acquisition-related and other costs, and licensing gain.

(2)	Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended			Year Ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
GAAP net income	$667	$299	$21	$854	$1,320
Interest expense	27	26	19	106	88
Other (income) expense, net	(49)	(59)	(32)	(197)	(8)
Income tax benefit	(297)	(39)	(154)	(346)	(122)
Equity income in investee	(6)	(3)	(3)	(16)	(14)
Stock-based compensation	374	353	310	1,380	1,012
Depreciation and amortization	164	163	176	642	626
Amortization of acquisition-related intangibles	635	660	1,044	2,811	3,548
Acquisition-related and other costs	61	39	57	262	521
Adjusted EBITDA	$1,576	$1,439	$1,438	$5,496	$6,971

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income for interest expense, other income (expense), net, income tax benefit, equity income in investee, stock-based compensation, depreciation and amortization expense (including amortization of acquisition-related intangibles), acquisition-related and other costs. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Year Ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
GAAP net cash provided by operating activities	$381	$421	$567	$1,667	$3,565
Operating cash flow margin %	6%	7%	10%	7%	15%
Purchases of property and equipment	(139)	(124)	(124)	(546)	(450)
Free cash flow	$242	$297	$443	$1,121	$3,115
Free cash flow margin %	4%	5%	8%	5%	13%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.